Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 31, 2025, except for Note 15, as to which the date is June 26, 2025, relating to the consolidated financial statements of Venu Holding Corporation and Subsidiaries, as of and for the years ended December 31, 2024 and 2023. We also consent to the reference to our firm under the heading “Experts” appearing therein.

Grassi & Co., CPAs, P.C.

Jericho, New York

December 1, 2025